                                                                   EXHIBIT 10.10

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933Financial Printing GroupFinancial Printing GroupPortions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by a series of asterisks.


                              FIRST AMENDMENT TO
                        RESEARCH AND LICENSE AGREEMENT


     THIS FIRST AMENDMENT TO RESEARCH AND LICENSE AGREEMENT (the "Amendment") is made this 1st day of September, 1995, by and among SRI International, a California nonprofit public benefit corporation ("SRI"), the David Sarnoff Research Center (a wholly owned subsidiary of SRI), a Delaware corporation ("Sarnoff") and SolarCare Technologies Corporation, a Delaware corporation ("STC").

                             W I T N E S S E T H:

     WHEREAS, SRI, Sarnoff and STC entered into that certain Research and License Agreement dated April 26, 1995 (the "Agreement", initially capitalized terms being used herein as defined therein, unless otherwise defined herein); and

     WHEREAS, SRI, Sarnoff and STC desire to amend the Agreement, as provided herein.

     NOW, THEREFORE, SRI, Sarnoff and STC, each intending to be legally bound hereby, covenant and agree as follows:

     Section 1.  Amendments to Agreement.
                 -----------------------

          Sections 3.1 through 3.7 of the Agreement, effective as of the date hereof, are hereby amended by deleting such Sections in their entirety and substituting the following therefor:

          3.1  Conduct of Research.  During the Development Period each of
               -------------------
Sarnoff and SRI shall use their commercially reasonable efforts to conduct the Development Program in accordance with the tasks set forth on Exhibit A (each, a "Task" and, collectively, the "Tasks"), as such Exhibit may be amended, in writing, from time to time by Task Orders (as such term is hereinafter defined). Each Task shall describe in reasonably sufficient detail (a) the research activities to be conducted and the objectives thereof, (b) the responsibilities of the parties, the principal researchers (if any) and any specific resources required to conduct the research activities, (c) the total funding and the payment schedule therefor and (d) an estimated schedule for such activities. Sarnoff and SRI shall conduct the Development Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations. Because the research services to be performed are of an advisory or experimental nature, Sarnoff and SRI do not warrant that the Development Program, in whole or in part, will be successful or achieve the objectives set forth on Exhibit A.

          3.1.1. The Development Program to be performed by Licensors for STC shall be administered by a Program Advisory Team (the "Program Advisory Team"). The Program Advisory Team shall consist of three members, with one person representing each of SRI, Sarnoff and STC. The Program Advisory Team shall communicate, confer and/or meet from time to time at the request of any party. The initial members of the Program Advisory Team shall be as follows:


     Person              Affiliation    Telephone         Facsimile
     ------              -----------    ---------         ---------

     Sam Niedbala        STC            (610) 822-1820    (610) 882-1830
     Howard Rivenburg    Sarnoff        (609) 734-        (609) 734-2323
     Luke Schneider      SRI            (415) 859-5051    (415) 859-2813


The members of the Program Advisory Term may be replaced, subject to the prior approval of STC, which approval shall not be withheld unreasonably. The role of the Program Advisory Team shall be to facilitate communication among SRI, Sarnoff and STC with respect to the conduct of the Development Program and to plan for and administer Task Orders to maximize the opportunity for the successful completion of Task Orders in the most efficient and cost effective manner. Specifically, the role of the Program Advisory Team shall include, but shall not be limited to the following: (i) identifying to STC areas of necessary or desirable research for Task Orders (including the development of Task Orders for the second year effort, as set forth in Section 3.3); (ii) advising STC with respect to Task Order priorities; (iii) advising STC with respect to the objectives, scope, methodology and specifications of each Task Order; (iv) maximizing the opportunity for successful completion of Task Orders by identifying the most appropriate personnel to implement a particular Task Order and (v) overseeing the conduct and completion of each Task Order. Notwithstanding the foregoing, the recommendations of the Program Advisory Team shall be advisory only and STC shall specify which new Tasks to pursue and in which order, the objectives, scope, methodology and specifications of each Task Order, the selection of the personnel (and institution) to implement each Task Order and the form, scope and manner of communicating and/or delivering the interim and final results of each Task Order. Except as set forth in Section 3.6, neither SRI nor Sarnoff shall charge or receive any compensation for the administration of the Development Program. On the basis of the foregoing, from time to time during the term of the Development Period, (y) STC and Sarnoff may mutually agree on the scope of new Tasks to be conducted by Sarnoff to be included in the Development Program and/or (z) STC and SRI may mutually agree on the scope of new Tasks to be conducted by SRI to be included in the Development Program.

          3.1.2. Each new Task shall be in writing ("Task Order") and shall reference the Agreement and describe in reasonably sufficient detail (a) the research activities to be conducted and the objectives thereof, (b) the responsibilities of the parties, the principal researchers (if any) and any specific resources required to conduct the research activities, (c) the total funding and the payment schedule therefor and (d) an estimated schedule for such activities.

          3.1.3. STC and SRI or Sarnoff, as the case may be, shall execute a copy of each mutually acceptable Task Order which thereafter shall be incorporated in and made a part of this Agreement.

          3.1.4. Upon receipt by Sarnoff or SRI, as the case may be, of a fully-executed copy of the Task Order and any initial research payment required for such Task, Sarnoff and/or SRI shall initiate each new Task under the Development Program.

          3.1.5. Licensors shall ensure that all of their respective employees and independent contractors have executed and delivered binding agreements agreeing to assign all intellectual property rights to Sarnoff or SRI, as the case may be, and to promptly report the conception and reduction to practice of all discoveries and inventions to the Sarnoff or SRI Intellectual Property Office, as the case may be.

     3.2. Funding.  In consideration of the participation of Sarnoff and
          -------
SRI in the Development Program, STC agrees to pay to Sarnoff, on behalf of Licensors, a research fee of ***************************($*********) for the
work to be performed during the first year of this Agreement (the "Year 1 Fee"). The Year 1 Fee shall be paid to Sarnoff, as set forth below. Licensors shall not incur expenses in conducting the Development Program in excess of such total amount, and STC shall have no obligation to reimburse Licensors for expenses incurred in excess of such total amount, unless otherwise expressly agreed to in writing by both parties. If it appears to Licensors that the Development Program to be conducted during the first year of this Agreement cannot be completed without incurring expenses in excess of such total amount, Licensors shall notify STC, and STC shall determine whether (a) to discontinue the Development Program when such total amount has been spent, (b) to authorize Licensors to spend additional amounts, or (c) to revise the scope of the Development Program, as appropriate. Such Year 1 Fees are non-refundable and non-creditable against future royalties, and following an initial payment by STC to Sarnoff of **************************** ($*******), within * days of the
Effective Date, Sarnoff and SRI shall initiate work on the Development Program. Such initial payment shall be applied to the Tasks in accordance with Exhibit A and subsequent Task Orders. Thereafter, all future payments by STC will be based on the Task Order schedule for payment terms as called for under Section
3.1.2 (c) above.

     3.3. Second Year Funding.  Not less than ***** (**) days prior to the
          -------------------
expiration of the first year of the Development Period, the Program Advisory Team shall have developed and presented a written development proposal in the form of proposed Task Orders, for the second year effort. STC shall commit to a research fee of ****************************** ($*******) for the work to be performed during the second year (the "Year 2 Fee") to maintain the license granted herein, except in the event that the Development Program is terminated or modified by STC pursuant to Sections 13.3 and 13.6 or the second following sentence. The Year 2 Fee shall be paid in accordance with the last sentence of this Section 3.3. Notwithstanding the commitment of the Year 2 Fee and, in addition to the rights of STC set forth in the second sentence of this Section 3.3, STC may request that the Year 2 Fee be reduced to an amount less than $******* in the event that Sarnoff and SRI have failed to substantially perform the Development Program during the first year of the Development Program. In such case, a new Development Program for the second year may be entered into by written consent of the Parties. The Year 2 Fee is non-refundable and non-creditable against future royalties. The payment by STC of the Year 2 Fee will be in accordance with the terms of the Task Orders for the second year of the Development Program.

          3.4.  Renewal.  By mutual written agreement and consent of the
                -------
Parties, the Development Program may be extended beyond the Development Period for additional periods of one (1) year each. If STC desires to renew the Development Program, STC shall give the Program Advisory Team written notice of such election not less than sixty (60) days prior to the expiration of the then current Development Period, as applicable. The Program Advisory Team, on behalf of Licensors, shall have thirty (30) days to present to STC a written development proposal in the form of proposed Task Orders for the renewal year.

          3.5.  Records.  SRI and Sarnoff shall each maintain records, in
                -------
sufficient detail and in good scientific manner, which shall reflect all work done and results achieved in the performance of each of their respective Tasks included in the Development Program (including all data in the form required under all applicable laws and regulations).

          3.6.  Meetings and Progress Reports.  During the term of the
                -----------------------------
Development Program, Sarnoff and SRI shall each keep STC generally informed of the progress under each of their respective Tasks, including telephonic conferences or other communications at STC's request and meetings at Sarnoff, SRI or STC, at STC's request. The Program Advisory Team will meet approximately four times a year, but in no case shall there be (i) more than four (4) months between meetings or a delay of more than one (1) month from the date of completion of a Task, except as mutually agreed in writing. The first meeting shall be held at Sarnoff shortly after the Effective Date. The reasonable travel and subsistence costs for those SRI and/or Sarnoff meeting participants invited by STC to attend a meeting will be invoiced separately from Development Program payments and shall be paid by STC, upon the presentation of accurate and complete conforming documentation. If requested by STC, Sarnoff or SRI, as the case may be, will provide STC with minutes of each meeting within ten (10) days after the conduct of such meeting. STC shall give GIB (as such term is defined in Section 17.5) prompt notice of the arrangement of any proposed meeting between STC and any Licensor relating to the Development Program. A representative of GIB (reasonably acceptable to the parties) shall be permitted to attend any such meeting. All costs and expenses of GIB and its representative in connection with attendance at such meeting shall be borne by GIB. In the event and to the extent required by STC and included in a Task Order, a written report from Sarnoff and SRI containing, in reasonable detail, a description of the work performed by Sarnoff and SRI under each of their respective Tasks of the Development Program and the results thereof will be transmitted to STC upon the first to occur of (i) fifteen (15) days after the completion of each Task and (ii) five (5) days prior to each scheduled meeting relating to such Task.

          3.7.  Final Task Report.  In the event and to the extent required by
                -----------------
STC and included in a Task Order, within thirty (30) days following the completion of each of their respective Tasks, Sarnoff and/or SRI, as the case may be, shall prepare and provide STC with a detailed written final Task report, which shall describe the work performed by Licensors under each of their respective Tasks of the Development Program and the results thereof.

     Section 2.  Further Action and Assurances.
                 -----------------------------

          STC, SRI and Sarnoff hereby agree to execute and deliver such additional documents and shall cause such further and additional action to be taken as may be required or, in the reasonable judgment of STC, SRI and Sarnoff, necessary or desirable to effect or evidence the provisions or intent of this Amendment and the transactions contemplated hereby.

     Section 3.  Reference to and Effect on the Agreement.
                 ----------------------------------------

          a. Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

          b. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          c. The Agreement, as modified by this Amendment, constitutes the entire understanding among the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements between them.

     Section 4.  Execution in Counterparts.
                 -------------------------

          This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 5.  Governing Law.
                 -------------

          This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     Section 6.  Headings.
                 --------

          Section heading in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.



                    [Executions set forth on the next page]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Research and License Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                         SRI INTERNATIONAL



                         By: /s/ William P. Sommers
                            -------------------------------------
                           William P. Sommers, President



                         DAVID SARNOFF RESEARCH CENTER



                         By: /s/ Carmen A. Catenese
                            -------------------------------------
                           Carmen A. Catenese, Vice President



                         SOLARCARE TECHNOLOGIES CORPORATION



                         By: /s/ Michael J. Gausling
                            -------------------------------------
                           Michael J. Gausling, President and
                           CEO